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                                                                    Exhibit 10.4

                           NATIONWIDE ELECTRIC, INC.
                        NON-QUALIFIED STOCK OPTION PLAN
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          This Non-Qualified Stock Option Plan (the "Plan"), originally executed effective as of April 1, 1998, by Nationwide Electric, Inc. (the "Corporation") for the benefit of certain of the Corporation's employees, is hereby amended and restated effective as of October 15, 1998 having been approved by the holders of a majority of the issued and outstanding shares of common stock of the Corporation voting by unanimous consent.

          Whereas, the Corporation believes it is in the best interest of the Corporation and its employees to establish a plan for the purpose of providing certain benefits for eligible employees; and

          Whereas, the Corporation wishes to offer an inducement to the eligible employees to remain as employees in the form of additional compensation for services which they have rendered or will hereafter render.

          Now, therefore, the Corporation establishes the following Plan.

          1.   Definitions and Purpose

               (a) Definitions. Unless otherwise specified or unless the context otherwise requires, the following terms have the following meanings:

                    i. "Board of Directors" or "Board" means the Board of Directors of Nationwide Electric, Inc.

                    ii. "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

                    iii. "Compensation Committee" means the Board of Directors or a committee selected by the Board of Directors to administer the Plan.

                    iv. "Corporation" or "Company" means Nationwide Electric, Inc., a Delaware corporation.

                    v. "Disability" or "Disabled" shall mean any ailment, illness or other physical or mental incapacity or condition, which despite reasonable accommodation by the Corporation, disables Employee or Consultant from performing substantially all of his or her duties with the Corporation for a period of ninety (90) days, whether or not consecutive, during any 360 day period. A determination of disability shall be made by a physician satisfactory to the Corporation. If the Employee or Consultant has a written employment or
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          consulting agreement with the Corporation which contains a specific definition of "Disability" or "Disabled", then that definition shall control.

                    vi. "Discharged for Cause" shall mean the termination of employment or consultation for any of the following reasons: dishonesty of the Employee with respect to the Company; willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Corporation or its respective officers, directors or employees; upon a charge by a governmental entity against the Employee of any crime involving moral turpitude or which could reflect unfavorably upon the Corporation or upon the filing of any civil action involving a charge of embezzlement, theft, fraud or other similar act; willful or prolonged absence from work by the Employee (other than by reason of Disability) or failure, neglect or refusal by the Employee to perform his or her duties and responsibilities without the same being corrected upon ten (10) days prior written notice; or breach by the Employee of any of the covenants contained in an employment agreement with the Corporation. If the Employee has a written employment agreement with the Corporation which contains a specific definition of "Discharged for Cause" or "Cause", then that definition shall control.

                    vii.   "Employee" means an employee of the Corporation.

                    viii. "Nonqualified Option" shall mean an Option, as defined below, which is designated as such and which, when granted, is not intended to be an "incentive stock option" as defined in Code
          Section 422.

                    ix. "Option" means an option to purchase certain shares of the Corporation's common stock granted under the Plan.

                    x. "Optionee" means an Employee to whom one or more Options are granted under the Plan.

                    xi.    "Plan" means this Nonqualified Stock Option Plan.

                    xii    "Shares" means shares of the common stock, $0.01 par
          value, of the Corporation, or any shares of capital stock into which the Shares are changed or for which they are exchanged pursuant to
          Article 7 of the Plan.

                    xiii. "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Corporation.

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               (b)  Purpose.  The purpose of the Plan is to advance the
     interests of the Corporation and its shareholders by affording to key management employees of the Company an opportunity to acquire or increase their proprietary interest in the Corporation by the grant to such employees of Options or Awards under the terms set forth herein. By thus encouraging such employees to become owners of Company shares, the Company seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

          2. Eligibility. Any Employee of the Corporation or its Subsidiaries shall be eligible to participate in the Plan.

          3. Shares subject to the Plan. The aggregate number of Shares as to which Options may be granted from time to time shall be 500,000 (as adjusted pursuant to Article 6). The Shares to be issued shall be made available from authorized but unissued Shares. If any Option granted under the Plan shall expire, be canceled or terminate without being exercised in whole or in part, new Options may be granted covering the Shares not purchased.

          4. Administration of the Plan. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full power and authority to construe, interpret and administer the Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of the Plan, the Compensation Committee shall have exclusive authority (i) to select key employees to whom options shall be granted, (ii) to determine the number of shares subject to each option, (iii) to determine the time or times when options will be granted, (iv) to determine the option price of the shares subject to each option, (v) to determine the time when each option may be exercised, (vi) to fix such other provisions of each option agreement as the Compensation Committee may deem necessary or desirable, consistent with the terms of this Plan, and (vii) to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Compensation Committee shall be final, conclusive and binding upon all persons.

          5.   Terms and Conditions of Options.

               (a) General. Any Option granted under the Plan shall be in such form as the Compensation Committee may from time to time approve. Any such Option shall be subject to the below terms and conditions and may contain such additional terms and conditions, not inconsistent with the Plan, as the Compensation Committee shall deem desirable. Options granted pursuant to the Plan shall be evidenced by option agreements in such form, consistent with the Plan, as the Compensation Committee shall prescribe from time to time. Any Option granted prior to the approval by the Corporation's shareholders of the Plan shall be granted subject to such approval.

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               (b)  Option Price.  The purchase price of each of the Shares purchasable under an Option shall be as determined by the Compensation Committee.

               (c) Option Period. The period of each Option shall be fixed by the Compensation Committee, but no Option shall be exercisable after the expiration of ten years from the date the Option is granted or upon an Optionee failing to meet the requirements of exercising the Option as set forth in the Plan or the associated option agreement.

               (d)  Exercise of Option.  Except as provided in Section 5.e or
     Section 5.f of this Plan, or in the associated option agreement, Options become vested, and may be exercised, in four (4) annual amounts equal to twenty five percent (25%) of the total Options granted to the Optionee, with the first twenty five percent (25%) amount vested and exercisable no sooner than the first anniversary of the Option grant. Unless earlier terminated, one hundred percent (100%) of the granted Options will automatically vest and become exercisable on the fourth anniversary date of the Options being granted. Options will not ratably vest for a portion of any year or period, unless such vesting is specifically allowed under the associated option agreement. Optionee may exercise any vested Options, prior to such Options being terminated, by giving written notice of exercise to the Corporation, specifying the number of Shares to be purchased, together with payment in full of the purchase price. Payment must be made by cash or check equal to the exercise price. In addition to and at the time of such payment, Optionee shall pay to the Corporation the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise. An Optionee shall have the rights of a shareholder only with respect to Shares for which Options have been exercised, full payment made and certificates therefor issued. Any term or provision set forth in this
     Section 5.d. may be as otherwise set forth in the specific option agreement, with such agreement's language controlling. Notwithstanding anything to the contrary herein, no transfer or issuance of Shares pursuant to the exercise of an Option shall be made by the Corporation while the stock transfer books are closed. Any Option exercise attempted during the period in which the stock transfer books are closed shall only take place after the stock transfer books have been reopened.

               (e) Termination of Employment. Except to the extent otherwise provided in any option agreement, the Options and all rights granted by this Plan, to the extent those rights have not been exercised, will terminate and become null and void on the Option termination date or sooner if the Employee ceases to be in the continuous employ of the Company (whether by resignation, retirement, dismissal, or otherwise). However, in the event of the termination of such employment for any reason other than the Employee's death or Disability, the Employee may exercise the Option at any time within the following three-month period to the extent such Option

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     was exercisable by him on the date of termination of such employment.  If the Employee dies while employed by the Company, or if Employee's employment is terminated because of Disability, the Employee or the person or persons to whom his rights under the Option shall pass, whether by will or by the applicable laws of descent and distribution, as applicable, may exercise such Option to the extent the Employee was entitled to exercise it on the date of his death or termination of employment because of Disability, for a period of one year following such death or termination of employment because of Disability, as applicable.

               (f) Change of Control, Dissolution and Liquidation. In the event of any Change in Control of the Company, as hereinafter defined, the Compensation Committee or any successor to such Compensation Committee, may, in its sole discretion, as to any option, either at the time an option is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such option so that such option may be exercised or realized in full on or before a date fixed by the Compensation Committee or its successor; (ii) require the mandatory surrender to the Company by any Optionee of some or all of the outstanding options held by such Optionee (irrespective of whether such options are then exercisable under the provisions of this Plan) as of a date (before or after such Change in Control) specified by the Compensation Committee or its successor, in which event the Compensation Committee or its successor shall thereupon cancel such options and pay to each Optionee an amount of cash per share equal to the amount that could have been attained upon the exercise of such option or realization of the Optionee's rights had such option been currently exercisable or payable; (iii) make such adjustment to any such option then outstanding as the Compensation Committee or its successor deems appropriate to reflect such Change in Control; or (iv) cause any such option then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Compensation Committee or its successor may, in its discretion, include such further provisions and limitations in any agreement documenting such options as it may deem equitable and in the best interests of the Company.

For purposes of this Plan a "Change in Control" shall be deemed to have occurred if (i) any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who are at the

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beginning of such period constitute the Board and any new Director (other than
Director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

          6. Adjustments upon Changes in Capitalization. If the number of authorized shares are changed by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or the like, the aggregate number of shares to which Options may be granted to Employees shall be ratably adjusted by the Compensation Committee and, in the case of each Option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased thereunder and the exercise price of each Option shall be adjusted to such ratable extent as determined by the Compensation Committee, whose determination shall be conclusive and without a right of review.

          7. Leave of Absence. The Compensation Committee shall determine the extent to which military or Government service or leave of absence for any other reason shall constitute termination of employment for the purposes of the Plan or any Option.

          8. Fair Market Value of Shares and Options. In the event the fair market value of either Shares or Options shall be required for any reason related to this Plan, such fair market value shall be determined by the Corporation appointing one appraiser and the Optionees appointing one appraiser. The two appraisers so appointed shall appoint a third appraiser. The decision of the three appraisers shall be by majority vote and shall be binding upon all parties disputing or requiring the establishment of fair market value under this Plan.

          9. Government Regulations. The Plan, the grant and exercise of Options and the obligations of the Corporation to sell and deliver Shares under such Options shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, including but not limited to the admission of such Shares to listing on all stock exchanges on which the Corporation's stock is then listed, the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Compensation Committee shall in its sole discretion deem necessary or advisable, and the obtaining of any approval or other clearance from any federal or state governmental agency which the Compensation Committee shall in its sole discretion determine to be necessary or advisable.

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          10.  Term and Termination of the Plan.  The Plan shall become effective on the date that the shareholders of the Corporation shall, by unanimous consent or by the affirmative vote of a majority in interest of the common shares, in addition to the affirmative vote of a majority in interest of all the shares of the Corporation, have approved the Plan, and shall terminate on December 31, 2018. The Plan may be terminated at an earlier date by the Compensation Committee; provided, however, that any such earlier termination shall not effect any Options granted prior to the date of such termination.

          11. Amendments. The Plan may be amended by the Compensation Committee; provided, however, that no such amendment may increase the number of Shares for which Options may be granted (except as provided by Article 6) and no such amendment may alter the designation of the class of persons eligible to receive Options under the Plan, unless such amendment is approved by the shareholders of the Corporation. No amendment shall affect any Options previously granted unless such amendment shall expressly so provide and unless any Optionee to whom an Option has been granted who would be adversely affected by such amendment consents in writing.

          12. No Guarantee of Grant or Continued Employment. The adoption of this Plan shall not be deemed to give any Employee any right to be granted an Option to purchase Shares, except to the extent and upon such terms and conditions as may be determined by the Compensation Committee. Nothing herein contained shall be deemed to be a guarantee or other assurance of continued employment of an Employee or Optionee, or be deemed to prevent the Corporation from terminating such employment for any reason, with or without cause.

          13.  Miscellaneous Provisions.

               (a) The Corporation and Optionees (by acceptance of Options) agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

               (b) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Optionee at his address shown on the Corporation's employment records and to the Corporation at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

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               (c)  This agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to that State's conflict of laws provisions.

               (d) All actions or proceedings with respect to this Agreement shall be instituted only in any state or federal court sitting in Jackson County, Missouri, and by execution and delivery of this Agreement, the parties irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

               (e) No delay or omission by the Corporation in exercising any right under this Plan shall operate as a waiver of that or any other right. A waiver or consent given by the Corporation on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

               (f) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

               (g) In case any provision of this Plan shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          In witness whereof, the Corporation has executed this Plan as of the date first above written.

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